TRI-NATIONAL DEVELOPMENT CORP.
                   480 Camino Del Rio South, Suite 140
                       San Diego, California 92108

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD DECEMBER 29, 2000

         TO THE SHAREHOLDERS OF TRI-NATIONAL DEVELOPMENT CORP.:

     The annual meeting of the shareholders of Tri National Development Corp. (the "Company") will be held at 480 Camino Del Rio South, Suite 140, San Diego, California 92108, on December 29, 2000, at 9:00 a.m. for the following purpose:

     1.   To elect a Board of Directors for the Company;

     2. To approve the continuation of Ludlow & Harrison, LLP as the Company's independent public accountants for the fiscal year ending April 30, 2001.

     3.   To consider and approve of the 2000 Equity Incentive Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OTHER ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.

     Shareholders of record at the close of business on October 31, 2000, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "ANNUAL MEETING OF SHAREHOLDERS
- DECEMBER 29, 2000."  A return envelope is enclosed for your convenience.



                                             Jason A. Sunstein,
                                             Secretary

                                             Dated:    December 18, 2000

                ________________________________________


                             PROXY STATEMENT

                ________________________________________


                     TRI-NATIONAL DEVELOPMENT CORP.
                   480 Camino Del Rio South, Suite 140
                       San Diego, California 92108


           ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 29, 2000

     The enclosed Proxy is solicited by the Board of Directors of Tri-National Development Corp. (the "Board") in connection with the annual meeting of shareholders of Tri-National Development Corp. (the "Company") to be held on December 29, 2000 at 9:00 A.M. at 480 Camino Del Rio South, Suite 140, San Diego, California 92108, and at any adjournments thereof.
The cost of solicitation, including the cost of preparing and mailing the Notice of Shareholders' Meeting and this Proxy Statement, will be paid by the Company. Such mailing took place on approximately December 18, 2000. Representatives of the Company may, without cost to the Company, solicit Proxies for the management of the Company by means of mail, telephone or personal calls.

     A Proxy with respect to the Company may be revoked before the meeting by giving written notice of revocation to the Secretary of the Company, or may be revoked at the meeting, prior to voting. Unless revoked, properly executed Proxies with respect to the Company will be voted as indicated in this Proxy Statement. In instances where choices are specified by the shareholders in the Proxy, those Proxies will be voted or the vote will be withheld in accordance with each shareholder's choice. An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the proposal on which the abstention is noted, but will be counted as a vote "against"
such proposal.   Should any other matters come before the meeting, it is
the intention of the persons named as proxies in the enclosed Proxy to act upon them according to their best judgment.

     Only shareholders of record at the close of business on October 31, 2000 may vote at the meeting or any adjournments thereof. As of that date there were issued and outstanding approximately 34,685,464 common shares of all classes, no par value, of the Company. Each shareholder of the Company is entitled to one vote for each share of the Company held. Voting for the election of directors is not cumulative, which means that the holders of a majority of the Company's outstanding shares have the power to elect the entire board of directors of the Company. None of the matters to be presented at the meeting will entitle any shareholder of the Company to appraisal rights. In the event that Proxies which are sufficient in number to constitute a quorum are not received by December 25, 2000, the persons named as Proxies may propose one or more adjournments of the meeting to permit further solicitation of Proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the meeting. The persons named as proxies will vote in favor of such adjournment. At the annual meeting, the shareholders of the Company will be asked to elect a Board of Directors, approve the continuation of Ludlow & Harrisson, LLP as the independent public accountant for the Company and approve the 2000 Equity Incentive Plan.


                             SHARE OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of October 31, 2000 (based on a total of 34,685,464 outstanding shares of Common Stock) by (1) all persons know by the Company to own beneficially more than 5% of the common stock, (II) each of the Company's Directors, (III) each of the Named Executive Officers, and (IV) all executive officers and directors as a group. Except as otherwise indicated, the Company believes the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

NAME AND ADDRESS OF               SHARES BENEFICIALLY       PERCENTAGE
BENEFICIAL OWNER (1)                     OWNED          BENEFICIALLY OWNED
--------------------                     -----          ------------------
Michael A. Sunstein (II)(III)           2,063,240             6.519%

The A.J. Hester Group (I)               2,000,000             6.320%
C/o Josephtal and Co.
200 Park Ave., 24th Fl.
New York, NY  10166

Jerry Parker, M.D. (II)(III)            1,850,857             5.848%

Jason Sunstein (III)                      275,000             0.869%

Paul G. Goss (III)                        125,000               *

Dr. Robert Rosen (II)                     140,000               *

Jay Pasternak (II)                        121,287               *

Gilbert Fuentes (III)                      50,000               *

Ted Takacs  (II)                           50,000               *

Shane Kennedy (II)                          1,200               *

Advisory Team                           1,242,000             3.924%

All Directors and Officers as
  a Group (IV)                          4,775,584             15.09%

TOTAL OF ABOVE                          8,017,584             25.34%

(1) Except where otherwise noted, the address of the Company's directors and executive officers is c/o Tri-National Development Corp., 480 Camino Del Rio S., Suite 140, San Diego, California 92108.

                      ANNUAL REPORT OF THE COMPANY

     The semiannual report of the Company containing unaudited financial statements for the three months ended July 31, 2000 and audited financial statements for the fiscal year ended April 30, 2000 was mailed to the shareholders on or about December 18, 2000.

                             PROPOSAL NO. 1

                          ELECTION OF DIRECTORS

     It is intended that the enclosed Proxy will be voted for the election of the seven (7) persons named below as directors for the Company unless such authority has been withheld in the respective Proxy. The term of office of each person elected to be a director of the Company will be until the next regular or annual meeting of the shareholders at which election of directors is an agenda item and until his successor is duly elected and shall qualify. Pertinent information regarding each nominee for the past five years is set forth following his name below.

                                   POSITIONS HELD
NAME                      AGE      WITH THE COMPANY            SINCE
----                      ---      ----------------            -----
Michael A. Sunstein       58       Director, CEO &             1989
                                   President
Gilbert Fuentes           67       Chief Financial Officer     1996
Shane Kennedy             36       Director                    1994
Dr. Jerry Parker          63       Director and                1996
                                   V.P. Medical Development
Jay Pasternak             43       Director                    1994
Dr. Robert Rosen          53       Director                    1989
Ted Takacs                52       Director                    1994

MICHAEL A. SUNSTEIN. Mr. Sunstein has been the Chief Executive Officer and a Director of the Company since its founding 1989. Prior to joining the Company, Mr. Sunstein spent 15 years in the housing industry, primarily with Kaufman and Broad Homes, Inc., a New York Stock Exchange listed company, where he served as President of the Midwestern Division and acting President of the East Coast Division. In those capacities he was responsible for the financial, building and delivery of approximately $30,000,000 in housing sales annually. He resigned from Kaufman and Broad and started his own firm in the building and materials and single-family home industry in Michigan, prior to moving to San Diego in 1982.

GILBERT FUENTES. Mr. Fuentes has been the Chief Financial Officer since 1996. He has 25 years of experience in the banking industry. He has held the positions of President and Chief Executive Officer, Senior Vice President, Chief Financial Officer, Treasurer and Comptroller for multi-billion dollar banking organizations. He has authored several articles in the fields of finance and cash management, as well as the 1992 and 1993 Economic Forecast of the United States and Mexico, published by the U.S. Mexico Foundation. Mr. Fuentes has developed innovative cash management systems, investment strategies and strategic financial plans that resulted in millions of dollars of incremental income for his former employers.

SHANE KENNEDY. Mr. Kennedy has been a Director of the Company since 1994. Mr. Kennedy has been an insurance adjuster for the Insurance Corporation of British Columbia since 1990 and is also President of Northern Trader Incorporated, which is an import and export company. He is Canadian citizen. Mr. Kennedy received his B.A. degree in Political Science from the University of British Columbia.

DR. JACOB J. PARKER. Dr. Parker has been a Director and V.P. Medical Development of the Company since 1996. Dr. Parker is currently Medical Director and Director of Radiology for several MRI centers and breast imaging centers in Northern California since 1973. He was previously Chief of Radiology and Nuclear Medicine at Ross General Hospital, Clinical Professor of Radiology at the University of California, Irvine, and Instructor of Radiology at the University of Southern California Medical Center from 1970 to 1988. Dr.Parker received his M.D. from the University of Manitoba, Canada in 1962.

JAY PASTERNAK. Mr. Pasternak has been a Director of the Company since 1994. He is a Canadian citizen who has spent the last ten years in the private practice of mental health counseling at the Denwood Institute in Toronto, Canada, Ontario Hydro, Futures Ontario and the Hubar Memorial Hospital, all Canadian government facilities. Mr. Pasternak is a C.L.S. graduate from McMaster University in Hamilton, Ontario (1994) and a Human Services Counselor graduate from George Brown University 1996.

DR. ROBERT R. ROSEN. Dr. Rosen has been a Director of the Company since 1989. Dr. Rosen is an opthamologist and is presently Executive Director of MAC-IPA, a 47 physician multi-specialty IPA in Montgomery County, Tennessee, where he is responsible for policy, long range strategic planning, physician recruitment, contracting and utilization review. From 1993 to 1995 he was Medical Director of the MidSouth Eye Center in Clarksville, Tennessee, a private practice, and Medical Director of EYE PA, a nationwide integrated delivery system for eyecare, a subsidiary of EYECORP/PRG. From 1992 to 1993 he was Associate Medical Director of East County Physician Medical Group (IPA) in San Diego, California and from 1977 to 1993 he was President and Medical Director of Eye Care Professionals in San Diego, a single specialty medical corporation. He was also Medical Director of the Pearle Eye Foundation from 1987 to 1993, a non-profit corporation and he also served as Medical Director for Pearle Visioncare, a California Knox-Keane HMO from 1986 until 1993. Dr. Rosen was Assistant Clinical Professor of Opthamology at the University of California, San Diego from 1977 until 1993.

THEODORE TAKACS. Mr. Takacs has been a Director of the Company since 1994. Mr. Takacs is a Canadian citizen who for the last ten years has been engaged in labor relations consulting and negotiation. He is presently a Constituency Assistant to the Honorable Bill Barlee in Osoyoos, British Columbia where he also owns and operates an orchard.

     None of the persons named as nominees for the Company are directors of any other Reporting Companies. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act")or subject to the requirements of Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     The Company does not have a standing audit or nominating committee of its board of directors, or committees performing similar functions. However, the Company plans to form such committees, as it is a requirement for listing on most exchanges and NASDAQ.

     The Company has granted stock options to members of the board of directors in 1996, 1997, 1998 and 1999 and anticipates future additional grants pursuant to the approval of the Company's 2000 Equity Incentive Plan. Other than these stock options, the Company does not pay compensation to its directors, nor does it maintain any pension, retirement or other arrangement other than as disclosed in the following table for compensating its Directors. The board of directors for the Company held a total of six (6) regular meetings during its last fiscal year. All directors attended each of the meetings via telephone conferencing.

     The following table discloses the compensation paid to the company's directors for the fiscal year ended April 30, 2000.

--------------------------------------------------------------------------------------
                                Cash Compensation              Security Grants
                         -------------------------------------------------------------
                                                                      Number of (2)
                       Annual             Consulting (1)               Securities
                      Retainer    Meeting     Fees/     Number of      Underlying
Name                    Fees       Fees     Other Fees   Shares       Options/SARs
-------------------------------------------------------------------------------------
Michael A. Sunstein     -           -           -           -           -

-------------------------------------------------------------------------------------
Shane Kennedy           -           -           -           -           -

-------------------------------------------------------------------------------------
Jerry J. Parker, M.D.   -           -           -           -           -

-------------------------------------------------------------------------------------
Robert Rosen, M.D.      -           -           -           -           -

-------------------------------------------------------------------------------------
Theodore Takacs         -           -           -           -           -

-------------------------------------------------------------------------------------
Jay Pasternak           -           -           -           -           -

-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------

     (1) If elected, Mr. Sunstein and Mr. Fuentes as acting President and Chief Executive Officer and Chief Financial Officer, respectively, could be granted additional options in consideration for services in these other capacities.

     (2) No fees or options were paid or granted to any of the directors of the Company for the year ending April 30, 2000. Future option grants to all of the Company's officers and directors are being held pending the approval of the Company's 2000 Equity Incentive Plan.

     In voting for directors, you must vote all of your shares non-cumulatively. This means that the owners of a majority of the Company's outstanding shares have the power to elect the Company's entire board of directors. The vote of a majority of shares of the Company represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees to the Board. By completing the Proxy, you give the proxy the right to vote for the persons named in the table above. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an "X" in the box marked "VOTE FOR NOMINEE(S) NOT LINED OUT," and by striking a line through the nominees' name or names on the Proxy that you do not vote for.

     Each of the nominees has agreed to serve as a director of the Company until his replacement is elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the Proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of each nominee to serve as a director of the Company.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

                             PROPOSAL NO. 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Ludlow & Harrison, LLP as the Company's independent accountants for the fiscal year ending April 30, 2001 and has directed that management submit the selection of independent accountants to the stockholders for ratification at the Annual Meeting. Ludlow & Harrison, LLP audited the Company's financial statements for fiscal 2000. No representatives of Ludlow & Harrison, LLP are expected to be present at the Annual Meeting.

     Stockholders are not required to ratify the selection of Ludlow & Harrison, LLP as the Company's independent accountants. However, the Board is submitting the selection of Ludlow & Harrison to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Ludlow & Harrison, LLP.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                             PROPOSAL NO. 3

                     THE 2000 EQUITY INCENTIVE PLAN

     The stockholders are being asked to approve the 2000 Equity Incentive Plan (the "Incentive Plan") with an initial number of shares reserved for issuance of 1,500,000, or approximately 4.2% of the total outstanding shares of common stock on October 31, 2000.

     The Board believes that the creation of the Incentive Plan is in the best interests of the Company because of the continuing need to provide stock options to attract and retain quality employees and remain competitive in the industry. The granting of equity incentives under the Incentive Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The Board believes that the reserve of shares with respect to which equity incentives may be granted will provide the Company with adequate flexibility to ensure that the Company can continue to meet its goals and facilitate expansion of the Company's employee base.

     The Board approved the proposed creation of the Incentive Plan, to be effective on stockholder approval. A summary of the principal provisions of the Incentive Plan, assuming stockholder approval, is set forth below.

Incentive Plan

     The purpose of the Incentive Plan is to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

Shares Subject to the Incentive Plan

     The shares subject to issuance under the Incentive Plan consist of authorized but unissued shares of common stock.

     If any option granted pursuant to the Incentive Plan expires or terminates for any reason without being exercised in whole or in part, or any award granted thereunder terminates without shares being issued, the shares released from such award will again become available for grant and purchase under the Incentive Plan. In the event that shares issued pursuant to awards granted under the Incentive Plan are repurchased at the original issue price, such shares will also again become available for grant and purchase under the Incentive Plan. The number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Eligibility

     Employees, officers, directors, consultants, independent contractors and advisors of the Company and of any parent or subsidiary of the Company (the "Participants") are eligible to receive awards under the Incentive Plan. No Participant is eligible to receive more than 750,000 shares of common stock under the Incentive Plan in any calendar year, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 1,500,000 shares of common stock in the calendar year in which they commence their employment with the Company. The closing price of common stock on the NASD OTC BB was approximately $.14 per share on October 30, the last trading day before the Record Date.

Administration

     The Incentive Plan will be administered by Gilbert Fuentes, Chief Financial Officer and Treasurer, until the Company establishes a Compensation Committee. The Compensation Committee will be comprised of a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

     Subject to the terms of the Incentive Plan, Mr. Fuentes and/or the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder.

Stock Options

     The Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. Options typically vest over a 36-month period while the Participant provides services to the Company or any of its subsidiaries. It is the Company's general policy to suspend the vesting beginning on the 31st day of an employee's leave of absence.

     The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of common stock at the time the ISO is granted. In the case of an ISO granted to a 10% stockholder, the exercise price for each such ISO share must be no less than 110% of the fair market value of a share at the time the ISO is granted. The option exercise price for each NQSO must be no less than 85% of the fair market value of a share of common stock at the time of grant.

     The exercise price of options granted under the Incentive Plan may be paid as approved by the Committee: (1) in cash; (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's common stock obtained by Participant in the public market or owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or (8) by any combination of the foregoing.

Restricted Stock Awards

     The Committee may grant Participants awards to purchase shares of restricted stock under the Incentive Plan under such terms, conditions and restrictions as the Committee may determine. A restricted stock award is an offer by the Company to sell to a Participant shares of common stock that are subject to restrictions established by Mr. Fuentes and/or the Compensation Committee. These restrictions may be based upon completion by the Participant of a specified number of years of service or by the attainment of certain performance goals established by Mr. Fuentes and/or the Committee, for example. The purchase price for each such award is determined by the Committee at the time of grant and may be less than the fair market value of common stock on the date of the award. In the case of an award to a 10% stockholder, the purchase price will be at least 100% of fair market value. The purchase price may be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, as approved by Mr. Fuentes and/or the Committee.

Stock Bonus Awards

     The Company may grant Participants stock bonus awards under the Incentive Plan on such terms, conditions and restrictions as the Company may determine. A stock bonus is an award of shares for services rendered. Stock bonuses may be awarded for past services already rendered or upon satisfaction of performance goals that are set out in advance in the Participant's stock bonus award agreement.

Mergers, Consolidations, Change of Control

     In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of its assets, or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to stockholders of the Company (after taking into account provisions of the awards). In the event that the successor corporation does not assume, replace or substitute the options awarded, such options will expire upon the closing of such transaction at the time and upon the conditions as the Committee determines. The Committee may, in its sole discretion, provide that the vesting of any or all awards granted pursuant to the Incentive Plan will accelerate in whole or in part.

Amendment of the Incentive Plan

     The Board may, at any time, terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. The Board will not amend the Incentive Plan in any manner that requires stockholder approval, without obtaining that approval.

Term of the Incentive Plan

     Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire on December 1, 2010, ten years from the date it was adopted by the Board of Directors.

Federal Income Tax Information

     The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to the Company and Participants under the Incentive Plan. The federal income tax laws may change and the federal, state and local tax consequences for any Participant will depend upon his or her individual circumstances. Any tax effects that accrue to foreign Participants as a result of participating in the Incentive Plan are governed by the tax laws of the countries in which such participant resides. Each Participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences if participation in the Incentive Plan.

     Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise, unless the Participant is subject to the alternative minimum tax ("AMT"). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. The rate of taxation that applies to capital gain depends upon the amount of time the ISO Shares are held by the Participant.

     If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the Participant.

     Alternative Minimum Tax. The difference between the option exercise price and the fair market value of the ISO Shares that are vested on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular income tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO for vested shares, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the Participant.

     Restricted Stock and Stock Bonus Awards. A Participant who receives a restricted stock award or a stock bonus award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the Participant makes a timely election under Code Section 83(b). If the Participant does not timely make an 83(b) election, the Participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount may be treated as ordinary income by the Participant and will be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's award).

     If the Participant makes a timely 83(b) election, the Participant who receives a restricted stock award will include in income, as ordinary income, the fair market value of the shares of stock on the date of receipt of the award less any purchase price paid for such shares, and the Participant who receives a stock bonus will include in income, as ordinary income, the fair market value of the shares of stock on the date of receipt of the award. The income may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's award). If the award is subsequently forfeited, the Participant will not receive any deduction for the amount treated as ordinary income.

     Maximum Tax Rates. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. In order to receive long-term capital gain treatment, the shares acquired pursuant to the Incentive Plan must be held for more than 12 months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt by the Participant of restricted stock or a stock bonus to the extent that the Participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the "IRS"). The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares, provided that the Company properly reports such income to the IRS.

ERISA

     The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 2000 EQUITY INCENTIVE PLAN.

                             PROPOSAL NO. 4

                              OTHER MATTERS

     Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and currently knows of no other business to be presented. If any other matters are brought before the meeting, the appointed proxies will vote all Proxies on such matters in accordance with their judgment of the best interests of the Company.

          SUPPLEMENTAL INFORMATION WITH RESPECT TO THE COMPANY

     Certain information about the current executive officers of the Company is set forth below. Each executive officer of the Company may be removed from office at any time by a majority of the Company's Board of Directors with or without cause.

                               POSITIONS HELD
NAME                    AGE    WITH THE COMPANY                       SINCE
----                    ---    ----------------                       -----
Michael A. Sunstein     58     Director, Chief Executive Officer &    1989
                               President

Gilbert Fuentes         67     Chief Financial Officer & Treasurer    1996

Paul G. Goss (1)        58     V.P. Legal Counsel, U.S.               1996

Bersain Gutierrez       43     V.P. Legal Counsel, Mexico             1998

Dr. Jerry Parker        63     Director and                           1996
                               V.P. Medical Development

Jason Sunstein          29     Secretary and                          1989
                               Senior Vice President

Robert Margolis         63     V.P. Finance                           2000

     (1)  Mr. Goss provides services to the Company as requested.

MICHAEL A. SUNSTEIN. Mr. Sunstein has been the Chief Executive Officer and a Director of the Company since its founding 1989. Prior to joining the Company, Mr. Sunstein spent 15 years in the housing industry, primarily with Kaufman and Broad Homes, Inc., a New York Stock Exchange listed company, where he served as President of the Midwestern Division and acting President of the East Coast Division. In those capacities he was responsible for the financial, building and delivery of approximately $30,000,000 in housing sales annually. He resigned from Kaufman and Broad and started his own firm in the building and materials and single-family home industry in Michigan, prior to moving to San Diego in 1982.

GILBERT FUENTES. Mr. Fuentes has been the Chief Financial Officer since 1996. He has 25 years of experience in the banking industry. He has held the positions of President and Chief Executive Officer, Senior Vice President, Chief Financial Officer, Treasurer and Comptroller for multi-billion dollar banking organizations. He has authored several articles in the fields of finance and cash management, as well as the 1992 and 1993 Economic Forecast of the United States and Mexico, published by the U.S. Mexico Foundation. Mr. Fuentes has developed innovative cash management systems, investment strategies and strategic financial plans that resulted in millions of dollars of incremental income for his former employers.

PAUL G. GOSS. Mr. Goss has been a Vice President and General Counsel to the Company since September of 1996. Mr. Goss has been the Executive Vice President and General Counsel for One Capital Corporation, a private merchant bank with offices in New York and Denver since 1990. Prior to joining One Capital Corporation, Mr. Goss was engaged in the private practice of law in Denver, Colorado with a concentration in real estate, corporate and securities law. He is a member of the Denver and Colorado Bar Associations. Mr. Goss has a Masters in Business Administration in addition to his law degree from the University of Denver.

LIC. BERSAIN GUTIERREZ. Mr. Gutierrez joined the Company in October of 1998 as V.P. Legal Counsel, Mexico and Director of Mexican Operations. He has been instrumental in negotiating, coordinating title policies, surveys and the filing and approval for Municipal zoning and permits for the Company's real estate projects in Mexico. Prior to joining the Company, Mr. Gutierrez held high positions in the Secretaria de Hacienda y Credito Publico (I.R.S. of Mexico), as well as District Attorney for the Federal District of Mexico City. He also held high positions in the Procudaria de Justicia del D.F. (the F.B.I. of Mexico). Mr. Gutierrez graduated with honors from the law school of Universidad Autonoma de Mexico in 1979.

DR. JACOB J. PARKER. Dr. Parker has been a Director and V.P. Medical Development of the Company since 1996. Dr. Parker is currently Medical Director and Director of Radiology for several MRI centers and breast imaging centers in Northern California since 1973. He was previously Chief of Radiology and Nuclear Medicine at Ross General Hospital, Clinical Professor of Radiology at the University of California, Irvine, and Instructor of Radiology at the University of Southern California Medical Center from 1970 to 1988. Dr. Parker received his M.D. from the University of Manitoba, Canada in 1962.

JASON A. SUNSTEIN. Mr. Sunstein is Senior Vice President and Secretary and has been with the Company in various capacities since 1989. He has been instrumental in all aspects of sales, acquisition and development, financing and long-term planning for the Company and its subsidiaries. Mr. Sunstein attended San Diego State University where he majored in Finance and was a licensed securities broker. He is the son of Michael Sunstein.

ROBERT MARGOLIS. Mr. Margolis has been V.P. Finance for the Company since early 2000. He has been engaged in the financial services industry for approximately 30 years. He brings a diverse financing and real estate lending background, having been the former President of Mortgage Bankers Acceptance Company, President of Western Empire Savings and Loan Association, Senior V.P. and Chief Loan Officer of Columbia Savings and Loan, Senior V.P. of Major and Construction Loan Department for Farwest Savings and Loan. His career has encompassed working with highly successfully individuals and achievement-oriented companies on a national level. During his career Mr. Margolis has been intrically involved in the financing of over $2 billion of construction and existing residential, commercial and industrial real estate throughout the United States.

     Jason A. Sunstein is the son of Michael A. Sunstein. There are no other family relationships between the proposed executive officers or directors. The Company's address is: 480 Camino Del Rio South, Suite 140, San Diego, California 92108.

     The Company has assembled a team of advisors to consult the Company from time to time on various business matters. The following are key members of the advisory team:

DOUGLAS MORGAN. Mr. Morgan joined the Company in 1989 as a shareholder and in September of 1998 as a consultant for internet marketing, web design and computer software, hardware and networking. Mr. Morgan is a Magna Cum Laude graduate from both Massachusetts Institute of Technology with a Bachelors Degree and Stanford University with a Masters Degree, both in Computer Science and Electrical Engineering. He has over 25 years of experience in the computer industry with an early background in programming, design and project management with companies such as Computer Sciences Corp., Hughes, NCR and Hewlett Packard.

DANIEL LOMAX. Mr. Lomax has been involved with the Company in various capacities since 1990 and most recently as President of Solymar, the construction company contracted to build the Company's assisted living facilities. Mr. Lomax entered the general contracting and development business in the State of California in 1960 with single-family homes, remodeling, commercial projects and major shopping center tenant improvements. In 1975, Mr. Lomax received his BI heavy construction license from the State of Arizona and started designing, building and financing single-family town homes, single-family lot homes and condominiums, exceeding 1,500 units.

LOUIS LESSER. Mr. Lesser has been a consultant to the Company since 1991 on financing and real estate transactions. Mr. Lesser has successfully built, owned and operated numerous real estate companies, hotel properties and oil and gas companies since 1935, including Chairman and President of Louis Lesser Enterprises, Inc. of Beverly Hills, CA, which was listed on the American Stock Exchange. Louis Lesser Enterprises built developed and operated over $1,000,000,000 of commercial and residential real estate properties and over $500,000,000 of housing projects for the Army, Navy, Air Force and Marine Corps. all over the U.S.

DAVID SONNENBLICK. Mr. Sonnenblick has been a consultant to the Company since 1996 on financing, real estate transactions and mergers and acquisitions. Mr. Sonnenblick is currently the Managing Director of the Los Angeles office for Sonnenblick Eichner, a national investment banking firm, headquartered in New York. Mr. Sonnenblick has successfully closed transactions valued in excess of $1,000,000,000 on behalf of his clients. Mr. Sonnenblick attended the University of Denver where he was an honors student and completed his studies at the University of Colorado where he received a B.A. in Economics in 1982.

NORM EDWARDS. Mr. Edwards has been a consultant to the Company since 1999 on administration, financing and mergers and acquisitions. Mr. Edwards has consulted with various companies for the past 26 years in areas of corporate development. Mr. Edwards obtained his Bachelors of Science degree in Business Administration from the California State Polytechnic College in Pomona, California in 1961. Mr. Edwards is a retired USAF Lt. Colonel, Command Pilot.

CRAIG LANSER. Mr. Lanser has been a consultant to the Company since April of 2000 on financing, construction and acquisition and development of our Senior Retirement Communities in Arizona, Nevada and California for Alpine Gardens East (AGE). Mr. Lanser received his Bachelor of Science Degree in Business Administration from San Diego State University Majoring in Real Estate with a minor in Geography. He has held a California State Real Estate Broker's License since 1978. Mr. Lanser has been involved in the leasing, sales, marketing and development of shopping centers, apartment complexes, office-medical and industrial properties since 1987.

     During the fiscal years ended April 30, 1997, 1998, and 1999, the Company granted options to certain officers as compensation for their services pursuant to the Company's Stock Option Plan. No options were granted to any of the directors or officers of the Company for year ending April 30, 2000. Future option grants to all of the Company's officers and directors are being held pending the approval of the 2000 Equity Incentive Plan. Total compensation paid to officers of the Company for its past three fiscal years is set forth below:

                       SUMMARY COMPENSATION TABLE

                                                        Long Term Compensation
                                                    -------------------------------
                           Annual Compensation             Awards          Payouts
                     --------------------------------------------------------------
                                            Other              Securities
                                            Annual   Restricted   Under-             All Other
 Name and                                   Compen-    Stock      lying      LTIP     Compen-
 Principal                                  sation    Award(s)   Options    Payouts   sation
 Position     Year    Salary($)   Bonus($)    ($)       ($)        (#)        ($)      ($)

---------------------------------------------------------------------------------------------
Michael A.    1998    $120,000    $    0    $    0    $     0   450,000    $    0    $    0
 Sunstein     1999    $144,000    $    0    $    0    $     0   350,000    $    0    $    0
  CEO &       2000    $144,000    $    0    $    0    $     0      0       $    0    $    0
President


 Gilbert      1998    $ 60,000    $    0    $    0    $     0   150,000    $    0    $    0
 Fuentes,     1999    $ 72,000    $    0    $    0    $     0   125,000    $    0    $    0
  CFO &       2000    $ 72,000    $    0    $    0    $     0      0       $    0    $    0
Treasurer


 Paul G.      1998    $      0    $    0    $    0    $66,000      0       $    0    $    0
Goss, V.P.    1999    $ 30,000    $    0    $    0    $68,250   100,000    $    0    $    0
  & U.S.      2000    $ 50,000    $    0    $    0                 0       $    0    $    0
 Counsel


 Jason A.     1998    $ 60,000    $    0    $    0    $     0   150,000    $    0    $    0
Sunstein,     1999    $ 72,000    $    0    $    0    $     0   125,000    $    0    $    0
Secretary     2000    $ 72,000    $    0    $    0    $     0      0       $    0    $    0
 & V.P.


 Bersain      2000    $      0    $    0    $    0    $     0      0       $    0    $    0
Gutierrez,
 V.P. &
 Mexico
Counsel(1)


 Jerry J.     1998    $      0    $    0    $    0    $     0      0       $    0    $    0
 Parker,      1999    $      0    $    0    $    0    $     0    50,000    $    0    $    0
M.D., V.P.    2000    $      0    $    0    $    0    $     0      0       $    0    $    0


Robert        2000    $ 10,000    $    0    $    0    $     0      0       $    0    $    0
Margolis,
 V.P.

     (1) Bersain Gutierrez has only recently been retained as V.P. Legal Counsel, Mexico for the Company, and did not receive compensation from the Company in it's most recent fiscal year.

     (2) All options issued in 1997, 1998 and 1999 not exercised by December 31, 1999, expired in accordance with the Company's Stock Option Plan.

                          SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than December 18, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                                        Jason A. Sunstein,
                                        Secretary

                                        Dated:    December 18, 2000

                               APPENDIX A


                     TRI-NATIONAL DEVELOPMENT CORP.
                       2000 EQUITY INCENTIVE PLAN


1.    DEFINITIONS.

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and
          (e)(3)(C).

     (b) "Alternate Option Payment Mechanism" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in Section 11 hereof. These mechanisms include: broker assisted cashless exercise and stock for stock exchange.

     (c) "Award" means a grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options and Stock Awards under the provisions of this Plan.

     (d) "Board of Directors" or "Board" means the board of directors of the Company and Directors Emeritus of the Company.

     (e) "Change in Control" means a change in control of the Company of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Company's outstanding securities; or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or
          (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or (D) after a solicitation of shareholders of the Company, by someone other than current management of the Company, stockholders approve a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Company.

     (f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who are defined as Non-Employee Directors as such term is defined under Rule 16b-3(b)(3)(i) under the Exchange Act as promulgated by the Securities and Exchange Commission.

     (h) "Common Stock" means the Common Stock of the Company, no par value, or any stock exchanged for shares of Common Stock pursuant to Section 15 hereof.

     (i)  "Company" means Tri-National Development Corporation.

     (j)  "Date of Grant" means the effective date of an Award.

     (k) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (l) "Effective Date" means December 29, 2000, the effective date of the Plan.

     (m) "Employee" means any person who is currently employed by the Company or an Affiliate, including officers, but such term shall not include Outside Directors.

     (n) "Employee Participant" means an Employee who holds an outstanding Award under the terms of the Plan.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Exercise Price" means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.

     (q) "Fair Market Value" means, with respect to any Non-Qualified Stock Options granted hereunder, as of any given date, at the discretion of the Committee and subject to such limitations as the Committee may impose, (1) the Closing Price of the Stock, (2) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (3) the fair market value of the Stock as otherwise determined by the Committee in the good faith exercise of its discretion.

     (r) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to be such under Section 422 of the Code.

     (s) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.

     (t) "Non-statutory Stock Option" means an Option to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee as a Non-statutory Stock Option or which is designated an Incentive Stock Option under Section 7 hereof, but does not meet the requirements of such under Section 422 of the Code.

     (u) "Option" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.

     (v) "Outside Director" means a member of the Board of Directors or a Director Emeritus of the Company or its Affiliates, who is not also an Employee.

     (w) "Outside Director Participant" means an Outside Director who holds an outstanding Award under the terms of the Plan.

     (x) "Participant(s)" means collectively an Employee Participant and/or an Outside Director Participant who hold(s) outstanding Awards under the terms of the Plan.

     (y) "Retirement" with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve as a consultant to or on the Board of Directors of the Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Company or its Affiliates. With respect to an Outside Director Participant, "Retirement" means the termination of service from the Board of Directors of the Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire, except that an Outside Director Participant shall not be deemed to have "retired" for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director or director emeritus, including pursuant to any retirement plan of the Company.

     (z) "Stock Awards" are Awards of Common Stock which may vest immediately or over a period of time. Vesting of Stock Awards under Section 9 hereof may be contingent upon the occurrence of specified events or the attainment of specified performance goals as determined by the Committee.

     (aa) "Termination for Cause" shall mean, in the case of a Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

     (bb) "Trust" means a trust established by the Board in connection with this Plan to hold Plan assets for the purposes set forth herein.

     (cc) "Trustee" means that person or persons and entity or entities approved by the Board to hold legal title to any of the Trust assets for the purposes set forth herein.

2.  ADMINISTRATION.

     (a) The Plan shall be administered by Gilbert Fuentes until a Compensation Committee has been established. The Mr. Fuentes, the Company's Chief Financial Officer and Treasurer, and/or the Compensation Committee are authorized, subject to the provisions of the Plan, to grant awards to Employees and establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by Mr. Fuentes and/or the Compensation Committee shall be binding and conclusive on all Employee Participants and Outside Director Participants in the Plan and on their legal representatives and beneficiaries.

     (b) Awards to Outside Directors of the Company or its Affiliates shall be granted by the Board of Directors or the Committee, pursuant to the terms of this Plan.

     (c) Actual transference of the Award requires no, nor allows any, discretion by the Trustee.

3.  TYPES OF AWARDS AND RELATED RIGHTS.

     The following Awards and related rights as described below in Paragraphs 6 through 9 hereof may be granted under the Plan:

     (a)  Non-statutory Stock Options
     (b)  Incentive Stock Options
     (c)  Limited Right
     (d)  Stock Awards

4.  STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock reserved for Awards under the Plan is 1,500,000 shares which number may not be in excess of 30% of the outstanding shares of the Common Stock determined immediately as of the Effective Date. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company or acquired by the Trustee. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire, or are forfeited without having been exercised (or in cases where a Limited Right has been granted in connection with an option, the amount of such Limited Right received in lieu of the exercise of such option), new Awards may be made with respect to those shares underlying such terminated, expired or forfeited Options or Stock Awards.

5.  ELIGIBILITY.

     Subject to the terms herein, all Employees, Directors, advisors and consultants of the Company or any of its subsidiaries shall be eligible to receive Awards under the Plan.

6.  NON-STATUTORY STOCK OPTIONS.

     The Company may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under the Plan, from time to time, grant Non-statutory Stock Options to Employees, Directors, advisors and consultants upon such terms and conditions as the Company may determine and grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan under such terms and conditions as the Committee may determine. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Company. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares of Common
          Stock underlying a Non-statutory Stock Option may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

     (b) Terms of Non-statutory Stock Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Company, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Company shall determine the date on which each Non-statutory Stock Option shall become exercisable. The Company may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Non-statutory Stock Option becoming exercisable. The shares of Common Stock underlying each Non-statutory Stock Option installment may be purchased in whole or in part by the Participant at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable. The Company may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part, subject to applicable rules and regulations. The acceleration of any Non-statutory Stock Option under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options. Unless determined otherwise by the Company and except in the event of the Participant's death or pursuant to a domestic relations order, a Non-statutory Stock Option is not transferable and may be exercisable in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Non-statutory Stock Option is transferable by will or the laws of descent and distribution.

     (c) NSO Agreement. The terms and conditions of any Non-statutory Stock Option granted shall be evidenced by an agreement (the "NSO Agreement") which shall be subject to the terms and conditions of the Plan.

     (d) Termination of Employment or Service. Unless otherwise determined by the Company, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination; provided that in the event of termination of a Participant's employment or service due to Retirement, the Participant shall have up to one year following the Participant's cessation of employment or service to exercise the Participant's immediately exercisable Non-statutory Options. Notwithstanding any provisions set forth herein or contained in any NSO Agreement relating to an award of a Non-statutory Stock Option, in the event of termination of the Participant's employment or service for Disability or death, all Non-statutory Stock Options held by such Participant shall immediately vest and be exercisable for one year after such termination of service, and, in the event of a Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon such Termination for Cause. Notwithstanding the above, in no event shall any Non-statutory Stock Options be exercisable beyond the expiration of the Non-Statutory Stock Option term.

7.  INCENTIVE STOCK OPTIONS.

     The Company may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under the Plan, from time to time, grant Incentive Stock Options to Employees upon such terms and conditions as the Company may determine. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to an Employee Participant, such Employee Participant owns Common Stock representing more than 10% of the total combined voting securities of the Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee Participant, or by or for any corporation, partnership, estate or trust of which such Employee Participant is a shareholder, partner or beneficiary) ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

     (b) Amounts of Incentive Stock Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Company; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Employee Participant during any calendar year (under all plans of the Employee Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award of an Incentive Stock Option under this Section 7 exceeds this $100,000 limit, the portion of the Award in excess of such limit shall be deemed a Non-statutory Stock Option. The Company shall have discretion to redesignate Options granted as Incentive Stock Options as Non-statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.

     (c) Terms of Incentive Stock Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If, at the time of grant, an Incentive Stock Option is granted to an Employee Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee Participant to whom it is granted. The designation of a beneficiary does not constitute a transfer.

          The Company shall determine the date on which each Incentive Stock Option shall become exercisable. The Company may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Incentive Stock Option becoming exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable. The Company may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, subject to applicable rules and regulations. The acceleration of any Incentive Stock Option under the authority of this paragraph shall not create a right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

     (d) ISO Agreement. The terms and conditions of any Incentive Stock Option granted shall be evidenced by an agreement (the "ISO Agreement") which shall be subject to the terms and conditions of the Plan.

     (e) Termination of Employment. Unless otherwise determined by the Company, upon the termination of an Employee Participant's employment for any reason other than Disability, death or Termination for Cause, the Employee Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination, except that in the event of the termination of an Employee Participant's employment due to Retirement, the Participant shall have up to one year following the Participant's cessation of employment to exercise any Incentive Stock Options exercisable on that date. Notwithstanding any provision set forth herein or contained in any ISO Agreement relating to an award of an Incentive Stock Option, in the event of termination of the Employee Participant's employment for Disability or death, all Incentive Stock Options held by such Employee Participant shall immediately vest and be exercisable for one year after such termination, and, in the event of Termination for Cause, all rights under the Employee Participant's Incentive Stock Options shall expire immediately upon termination. Notwithstanding anything contained herein to the contrary, no Incentive Stock
          Option shall be eligible for treatment as an Incentive Stock
          Option in the event such Incentive Stock Option is exercised more than three months following the date of a Participant's cessation of employment. In no event shall an Incentive Stock Option be exercisable beyond the expiration of the Incentive Stock Option term.

     (f) Compliance with Code. The Incentive Stock Options granted under this Section 7 are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

8.   LIMITED RIGHT.

     Simultaneously with the grant of any Option to a Participant, the Company may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

          The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

          Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is exercised. Payments shall be less any applicable tax withholding as set forth in Section 16 hereof.

9.   STOCK AWARD.

     The Company may, subject to the limitations of the Plan, from time to time, make an Award of shares of Common Stock to Employees and Directors ("Stock Awards"). The Stock Awards shall be made subject to the following terms and conditions:

     (a) Payment of the Stock Award. The Stock Award may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan but unawarded at the time the new Stock Award is made.

     (b) Terms of the Stock Awards. The Company shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Notwithstanding other paragraphs in this Section 9, the Company may, in its sole discretion, accelerate the vesting of any Stock Award. The acceleration of any Stock Award under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

     (c) Stock Award Agreement. The terms and conditions of any Stock Award shall be evidenced by an agreement (the "Stock Award Agreement") which such Stock Award Agreement will be subject to the terms and conditions of the Plan. Each Stock Award Agreement shall set forth:

          (i)       the period over which the Stock Award will vest; and

          (i) the performance goals, if any, which must be satisfied prior to the vesting of any installment or portion of the Stock Award. The performance goals may be set by the Committee on an individual level, for all Participants, for all Awards made during a given period of time, or for all Awards for indefinite periods;

     (d) Certification of Attainment of the Performance Goal. No Stock Award or portion thereof that is subject to a performance goal is to be distributed to the Participant until the Committee certifies that the underlying performance goal has been achieved.

     (e) Termination of Employment or Service. Unless otherwise determined by the Company, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Agreement relating to an award of a Stock Option or Stock Award, in the event of termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest and, in the event of the Participant's Termination for Cause, the Participant's unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

     (f) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

          (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this Section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.
          (ii) Unless determined otherwise by the Company and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.

          (i) If a recipient of a Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Company (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six months following the date of grant of the Stock Award.

     (g) Accrual of Dividends. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or distributions (other than distributions in shares of Common Stock) and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out.

     (h) Voting of Stock Awards. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to direct the Trustee as to the voting of such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

10.  PAYOUT ALTERNATIVES.

     Payments due to a Participant upon the exercise or redemption of an Award, may be made subject to the following terms and conditions:

     (a) Discretion of the Committee. The Company has the sole discretion to determine what form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions of payments for all Awards. If the Company requests any or all Participants to make an election as to form of distribution or payment, it shall not be considered bound by the election.

     (b) Payment in the form of Common Stock. Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant.

11.  ALTERNATE OPTION PAYMENT MECHANISM.

     The Company has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Company may indicate acceptable forms in the ISO or NSO Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Company or its agent.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check.

     (b) Borrowed Funds. To the extent permitted by law, the Company may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (c)  Exchange of Common Stock.

          (i) The Company may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of "pyramiding transactions" whereby some number of Options are exercised; then the shares gained through the exercise are tendered back to the Company as payment for a greater number of Options. This transaction may be repeated as needed to exercise all of the Options available.

          (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

12.  RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     Except as permitted under the Code (with respect to Incentive Stock Options) and the rules promulgated pursuant to Section 16(b) of the Exchange Act or any successor statutes or rules, no Award under the Plan shall be transferable by the Participant other than by will or the laws of intestate succession or pursuant to a domestic relations order or unless determined otherwise by the Committee.

13.  AGREEMENT WITH GRANTEES.

     Each Award will be evidenced by a written agreement(s) (whether constituting an NSO Agreement, ISO Agreement, Stock Award Agreement or any combination thereof), executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price if any, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, or the Board of Directors, and may describe or specify tax law considerations or applicable securities law considerations.

14.  DESIGNATION OF BENEFICIARY.

     A Participant may, with the consent of the Company, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

15.  DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event a capital distribution is made the Company will make such adjustments to Awards to prevent dilution, diminution or enlargement of the rights of the Participant, as the Company deems appropriate, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan; or

     (c) adjustments in the exercise price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     Alternatively, the Company could provide the participant with a cash benefit for shares underlying vested, but unexercised options, in order to achieve the aforementioned effect. All Awards under this Plan shall be binding upon any successors or assigns of the Company.

16.  TAX WITHHOLDING.

     Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant.

17.  AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, and from time to time, subject to applicable rules and regulations, modify or amend the Plan or any Award granted under the Plan, in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

18.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon being presented to shareholders for ratification for the purpose of obtaining preferential tax treatment for Incentive Stock Options. The failure to obtain shareholder ratification for such purpose will not effect the validity of the Plan and the Options thereunder, provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options.

19.  TERMINATION OF THE PLAN.

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

20.  APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the State of California and applicable federal law.

21.   DELEGATION OF AUTHORITY.

     Once established, the Compensation Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award agreements; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the executive officer(s) of the Company . The Committee may rely on the descriptions, representations, reports and estimate provided to it by the management of the Company for determinations to be made pursuant to the Plan, including the attainment of performance goals. However, only the Committee or a portion of the Committee may certify the attainment of a performance goal.
_____________

PROXY                                                            PROXY

                     TRI-NATIONAL DEVELOPMENT CORP.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON DECEMBER 29, 2000



     The undersigned hereby appoints Michael A. Sunstein and Jason A. Sunstein, President and Secretary, respectively, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Tri-National Development Corp. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 480 Camino Del Rio South, Suite 140, San Diego, California 92108 on December 29, 2000 at 9:00 a.m. local time and at any and all continuations and adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, on the following matters, in accordance with the following instructions, and on all matters that may properly come before the meeting. With respect to any matter not known to the Company as of December 25, 2000, such proxies are authorized to vote in their discretion.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 MORE
SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     YOUR VOTE IS IMPORTANT.  THEREFORE, YOU ARE URGED TO COMPLETE,
                SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                        IN THE ENCLOSED ENVELOPE.





             (Continued and to be signed on the other side)

                     TRI-NATIONAL DEVELOPMENT CORP.

    PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
                 FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.



     1. To elect seven directors to hold office until the 2000 Annual Meeting of Shareholders.


     FOR            WITHHELD            VOTE FOR NOMINEE(S) NOT LINED OUT

     [  ]           [  ]                Strike a line through the
                                        nominee(s) name or names below
                                        that you do not vote for

     NOMINEES: Michael A. Sunstein, Shane Kennedy, Jay Pasternak, Robert Rosen, M.D., Theodore Takacs, Jerry J. Parker, M.D. and Gil Fuentes.

     2. To approve the continuation of Ludlow & Harrison, LLP as the Company's independent public accountants for the fiscal year ending April 30, 2001.


     FOR            AGAINST             ABSTAIN

     [  ]           [  ]                [  ]

     3.   To approve the Company's 2000 Equity Incentive Plan.

     FOR            AGAINST             ABSTAIN

     [  ]           [  ]                [  ]

                                   _____________________________________
                                   Signature

                                   _____________________________________
                                   Signature


Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership or limited liability company, please sign the company name by authorized person.